UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2021

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Blvd, Suite 710, South San Francisco, CA 94080

(Address of principal executive offices)

(650) 871-0761

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CBIO	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2021, Clinton Musil, Chief Financial Officer of Catalyst Biosciences, Inc. (the “Company”), notified the Company of his decision to resign for personal reasons. Mr. Musil’s resignation will be effective October 29, 2021 (the “Effective Date”). The Company will initiate a search to identify a new Chief Financial Officer, and Mr. Musil will provide consulting services to the Company following the Effective Date.

On October 13, 2021, the Company and Mr. Musil entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Musil agreed to serve as a consultant to the Company following the Effective Date.

Seline Miller, the Company’s Controller, was promoted to Senior Vice President, Finance and will serve as the Company’s interim Chief Financial Officer and interim Principal Accounting Officer. Mrs. Miller, age 52, joined the Company in March 2021 as Controller. Mrs. Miller served as the Chief Accounting Officer of Rezolute, Inc. from March 2019 until August 2019. From September 2019 to March 2021, Mrs. Miller provided consulting services to various biotechnology companies including Rezolute, Inc. From 2017 to 2019, Mrs. Miller was Vice President of Accounting and Corporate Controller at Textainer Group Holding. Prior to that, from 2015 to 2017, Mrs. Miller was Corporate Controller at Athoc, which was acquired by Blackberry. In 1990, Mrs. Miller started her career as a financial auditor within Price Waterhouse, now PricewaterhouseCoopers (PwC). Mrs. Miller, a member of the American Institute of Certified Public Accountants, obtained her Certified Public Accounting license in 1993 and earned her B.S. in Accounting from the University of Southern California.

In connection with Mrs. Miller’s promotion to Senior Vice President, Finance, and appointment as interim Chief Financial Officer and interim Principal Accounting Officer, Mrs. Miller will receive an increase in annual base compensation from $250,000 to $300,000 and a bonus target of 30% increased from 25%.

There are no family relationships between Mrs. Miller and any director or executive officer of the Company, and Mrs. Miller is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mrs. Miller and any other persons pursuant to which Mrs. Miller was appointed as the Company’s interim Principal Accounting Officer.

The above description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement between Catalyst Biosciences, Inc. and Clinton Musil dated October 13, 2021.

99.1	Press release issued by Catalyst Biosciences, Inc. dated October 13, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: October 13, 2021	/s/ Nassim Usman, Ph.D.
Nassim Usman, Ph.D.
President and Chief Executive Officer